Exhibit 10.04

                              EMPLOYMENT AGREEMENT

I. This agreement is executed this 28st day of July, 2003 and made effective as of August 1, 2003 ("Effective Date"), between Schimatic Cash Transactions Network.com, Inc., a Florida corporation ("Employer" or "Company"), and Bernard F. McHale ("McHale" or "Employee") and (collectively the "Parties").

II.      RECITALS

         A. Employer is a Florida corporation, the principal business of which is computer software solutions with particular expertise in Smart Card Loyalty programs.

         B. Employer's current headquarters office ("Corporate Office") is located at 330 E. Warm Springs Rd., Suite , Las Vegas, NV 89119.

         C. Company recognizes that McHale has played a key role, and will continue to play a key role, in the establishment of both fiscal and administrative policy areas that has allowed the Company to move forward as a going concern and as a stabilized and viable force in the marketplace, and that, without the continued contribution of McHale's input in these areas, the Company's chances of success would be diminished.

         D. Company desires to ensure the continued involvement of McHale, and is therefore entering this Employment Agreement for McHale to serve as CFO and Vice President of Administration reporting to the Chief Executive Officer.

         The Parties wish to enter into a written agreement to memorialize the terms of Employee's employment by the Employer.

III. AGREEMENT.

         In consideration of the employment of McHale by the Employer and other good and valuable consideration, the parties hereto agree as follows:

         A. Employment. The Employer agrees to employ McHale as CFO and Vice President of Administration on the terms set forth herein. McHale accepts such employment and agrees to work full time and use his best efforts in performing services for the Employer.

         B. Inventions. Employee shall promptly disclose to the company any and all inventions, discoveries, developments, improvements, machines, appliances, processes, software, firmware, products, or the like whether patentable or not, which are related to the Company's business (all of which are referred to herein as "inventions") which Employee may invent, conceive, produce, or reduce to practice, either solely or jointly with others, at any time (whether or not during working hours) during the period of employment. All such inventions which in any way relate to the goods, materials, or services developed, produced, used or sold by the Company or any of it's subsidiaries shall at all times and for all purposes be regarded as acquired and held by Employee in a fiduciary capacity for, and solely for the benefit of the Company. No termination of employment or of this agreement shall release Employee or the Employee's heirs or legal representatives from the foregoing obligations as to such inventions.

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                       McHale Employment Agreement (Cont.)


         C. Terms & Salary. Employee's current salary will be one dollar ($1) per month. Except as provided herein, the term of this Agreement shall be for a period of six (6) months commencing on the Effective Date, from 1 August 2003 until January 31, 2004 and will automatically renew for one (1) month at a time, every month, unless employee receives a notification by the employer that his services are no longer required.

         D. Place of Work. At the present time, the Company intends to maintain its fiscal and administrative records at its operational office center at 7190 South State, Ste., # 216 in Salt Lake City, Utah, 84047. Employee's principal place of business is the Las Vegas Office at 330 E. Warm Springs Road Las Vegas, NV. 89119 and is the company `s home office. Should the Company decide to relocate the home office outside of Las Vegas, then his principal office shall be his home office, for which Company agrees to provide all equipment and supplies deemed necessary by the Employee for the fulfillment of his duties. Notwithstanding the foregoing, Employee agrees to travel, as deemed necessary, to the Company's Operations Office Center and any other locations necessary for the fulfillment of his duties. The expenses associated with such travel shall be reimbursed by the Company. The Company agrees:

                  1. To reimburse Employee for travel, lodging and associated expenses during the term of this Agreement;
                  2. In the event the company and employee elect to have the Employee relocate to a new location upon relocation of the company's home Office, Company agrees to provide Employee a moving allowance not to exceed $20,000; and
                  3. To reimburse Employee for any real estate commissions and fees incurred by Employee on the sale of his principal personal residence or the purchase of a new residence associated with the above described relocation, whichever is greater, as well as any income or other taxes associated with such reimbursement. Such reimbursements as noted in this paragraph will be made to the Employee at such time as the Company is operating with a run rate that is cash flow positive.
         E. Benefits.
                  1. Fringe Benefits. McHale shall be entitled to and shall receive all benefits of employment generally available to other executives of the Employer, including, without limitation, participation in the following:
                           a. Group Health, Dental and Life Insurance. McHale will be eligible to participate in such group health, dental and life insurance plans, which the Employer may keep in effect during the Term, subject to the terms of any such plans. At any time that the Employer does not have available Group Health and Dental Insurance plans, during the Term and for 12 months thereafter, Employer shall pay any premiums associated with the enrollment of the plan(s) of Employee's choice.
                           b. Long Term Disability. McHale will be eligible to participate in such long term disability plans which the Employer may keep in effect during the Term, and for 12 months thereafter, subject to the terms of any such plan.

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                       McHale Employment Agreement (Cont.)

                           c. Commuting and Relocation Expenses. Employer shall reimburse McHale for all reasonable business expenses including: travel and lodging for commuting to the Company's Corporate Office in Nevada and Operations Center located at 7190 South State, Ste., # 216, in Salt Lake City Utah, 84047, or anywhere to which either may be relocated. The Company also agrees to pay the moving allowance to the Corporate Office or new Operations Center Location (s) as described in Section (E) above.

                           d. Business Expenses. The Employer shall pay the actual and normal expenses incurred by Employee for the benefit of the Employer in performing his duties as CFO and Vice President of Administration of the Employer in accordance with the Employer's expense reimbursement policy, as adopted from time to time. At the option of Employee, any portion of any expenses due to Employee remaining unpaid after one hundred eighty
                                    (180) days from when it was incurred, may be converted to stock options as described below, credited, or converted to any deferred compensation package or investment offering that the company may be offering at that time. If converted to stock or stock options, the number of stock or stock options will be calculated at the pre-reverse 5 cents ($.05) per share, divided into the amount due. The strike price of the stock or stock options will be at the pre-reverse 5 cents ($.05) per share.
                           e. Vacation. McHale shall be entitled to vacation benefits in accordance with the employer's vacation policy, as currently stated or as increased in the future, at the maximum level of accrued and unused vacation benefits which Employer's executives or employees are permitted to accrue in accordance with the Employer's personnel policies.
                           f. Sick Leave/Personal Leave. McHale shall be entitled to sick leave and personal leave benefits in accordance with the Employer's personnel policies, as adopted from time to time.

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                       McHale Employment Agreement (Cont.)

                           g. Accrual Year. Any of the benefits provided under this Agreement or under Employer's personnel policies generally which are accrued on a "per year" basis, are deemed to accrue during each of Employer's fiscal years in accordance with Employer's personnel policies applicable to its employees generally. Any benefits accruing from the Effective Date of hire through the end of the current fiscal year will be prorated for such year.
                  2. Indemnity. Employer shall indemnify McHale to the maximum extent permissible under law as an agent, Director, and Officer for acts taken by him during the Term on behalf of Employer provided such acts are taken in good faith and in what is in the best interest of Employer.
                  3. Directors' and Officers' Insurance. Employer agrees to obtain and maintain a policy of directors and officers insurance covering Employee's acts as a Director or Officer, as the case may be and as may be limited by the terms of any such insurance policy, in a face amount of no less than ONE MILLION DOLLARS ($1,000,000.00).
                  4.       Termination.
                           a. Termination as a result of a change of control or for good cause. This Agreement is terminable prior to the expiration of the Term, in the manner and to the extent set forth in this section 6.
                           b. Death, Disability or Resignation During Term. This Agreement shall automatically terminate upon the death of Simon or Employee's voluntary resignation during the Term. The Employer or Simon may terminate this Agreement upon reasonable determination of Employee's total disability. As used herein, total disability means Employee's inability to perform his normal and usual duties as the fiscal and/or administrative employee of the Employer due to physical disability or physical or mental illness for a period of ninety (90) consecutive calendar days.
                           c. Termination for Cause. The Employer may terminate this Agreement immediately, and except as otherwise set forth below, without prior notice, for "Cause" which shall mean:

                                    i.       Employee's excessive use of alcohol
                                             or illegal drug abuse;
                                    ii.      Any material dishonest act by
                                             McHale relating to the Employer's
                                             business;
                                    iii.     Any intentional act by McHale that
                                             would be materially detrimental to
                                             the business or reputation of the
                                             Employer;
                                    iv.      Employee's rendering any services
                                             to a firm or entity which does
                                             business in a field competitive
                                             with the business of Employer
                                             except as may be expressly
                                             authorized in writing pursuant by
                                             the Board, or

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                       McHale Employment Agreement (Cont.)

                                    v.       Employee's substantial failure to
                                             perform the material services
                                             contemplated by this Agreement, it
                                             being understood and agreed that
                                             the Employer must give McHale
                                             notice of such failure by the
                                             Employer and not less than sixty
                                             (60) days with in which to cure
                                             such failure before invoking the
                                             provisions of this subparagraph v.
                                             in terminating Employee.
                           d. Without Cause or from Change of Control. The Employer may terminate this Agreement during the Term without Cause upon giving sixty
                                    (60) days prior written notice of such
                                    termination. Such notice is deemed to be given in the event of change of control as described in section 11 below.

         7. Severance Pay. If Employee's employment terminates due to his death, disability or by Employer notice without cause as described in Section 6 above at any time prior to the Term, Employer will pay to McHale or his legal designee(s), an amount equal to his annual Base Salary ("Severance Pay") and will immediately pay all outstanding expenses and loans due to McHale from the Company if there are sufficient funds to pay these items; otherwise, these expenses and loans will be paid out over a twelve (12) month period and will earn a fifteen (15%) rate of interest until fully paid. Any vesting rights in any Stock Option Plan agreed to pursuant to Section 4 hereof shall continue to accrue for a 36 month period following such termination.

         8. No Severance Pay upon Resignation. It is expressly understood and agreed that McHale (or his personal representative, as the case may be) shall not be entitled to any Severance Pay if he resigns during the Term, but will immediately be paid all outstanding expenses and loans due from the Company if sufficient funds are available to pay these items; otherwise, these outstanding expenses and loans will be paid out over a twelve (12) month period and will earn a fifteen (15%) percent rate of interest until fully paid. At the option of Employee, all or any portion of these expense or loans may be converted to stock options as described below. If converted to stock options, the number of stock options will be calculated at the at the pre-reverse 5 cents ($.05) per share, divided into the amount due. The strike price of the stock or stock options will be at the pre-reverse 5 cents ($.05) per share.

         9. Manner of Payment of Severance Pay. Any Severance Pay hereunder will be paid at such intervals and in the manner dictated by the Employer's normal pay practices but not to exceed 90 days after severance.

         10. Notice of Termination. The Employer shall give McHale notice of the termination of this Agreement pursuant to sub-section b-d of this Section 6 and, except as otherwise provided herein, the termination of this Agreement shall be effective upon the giving of such notice

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                       McHale Employment Agreement (Cont.)

         11. Change of Control. As used in this section, the term "change of control" means and refers to:

                  a. Any merger, consolidation, or sale of the Company such that any individual, entity or group (within the meaning of section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of 20 percent or more of the voting common stock of the Company or its subsidiary
                  b. Any transaction in which the Company sells all or substantially all of its assets; A dissolution of liquidation of the Company; or
                  d.       The Company becomes a non-publicly held company.
                  e. A "change of control" as used in this section does not include a direct capital investment in the company. At the option of Employee, this agreement will continue in full effect with, and be binding upon, any successor organization following a Change of Control.

IV. Integration. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties, including, without limitation, all prior employment agreements, whether or not fully performed before the date of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties.

V. Arbitration. Any controversy or claim arising out of or relating to this agreement, or breach of this agreement, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. Within five (5) business days after a demand has been made to arbitrate a dispute, the parties will meet and attempt to agree on a single arbitrator. If the parties are unable to agree on a single arbitrator, then each party shall, before the expiration of such five
         (5) day period, designate an arbitrator. Within (30) additional business days thereafter the two arbitrators shall select a third arbitrator. If for any reason they cannot agree on a third arbitrator, they may apply to the Utah Superior Court for the name of a neutral party. The three arbitrators shall hear all the evidence, and a majority vote shall set the award of the arbitrators. Each party shall pay the fees of the arbitrator he or it selects and of his or its own attorneys, and the expenses of his or its witnesses and all other expenses connected with presenting his or its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Notwithstanding the foregoing, the arbitrators may award reasonable attorneys' fees and costs to the prevailing party in their award.

VI. Litigation. In the event legal action or arbitration is brought to enforce any of the provisions of this Agreement or for any breach thereof, reasonable attorneys' fees and costs shall be awarded to the prevailing party or parties in said action. All legal action is to take place in Salt Lake City, Utah, under the jurisdiction of the State of Utah, County of Salt Lake.

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                       McHale Employment Agreement (Cont.)


VII. Severability of Provision. If any provision of this Agreement is invalid or illegal, the other provision shall nevertheless remain in full force and affect.

VIII. Controlling Law. This Agreement is entered into in the State of Utah and shall be interpreted and controlled by the laws of the State of Utah, County of Salt lake.

IX Successors. The Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns. This employment contract supercedes any other out-standing Sctn Employment Contract between the two parties that may have been signed prior to this date for this same time period.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on November 26th, 2003.

Employer: SCTN                                Employee: Bernard F. McHale
7190 South State, Ste., # 216                           7757 Foredawn Drive
Salt Lake City, Utah, 84047                             Las Vegas, Nevada, 89123


By: /s/ David Simon                           By: /s/ Bernard F. McHale
   ----------------------------                  ------------------------------
    David Simon                                  Bernard F. McHale
    Chairman and CEO                             CFO and VP of Administration

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